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                                                                  Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 2 to Registration Statement
No. 333-32611 of Renex Corp. and Subsidiaries of our report dated April 18, 1997, except for Note 18 for which the date is April 22, 1997, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE, LLP

Miami, Florida

September 26, 1997